EXHIBIT 32.2

FIRST HARTFORD CORPORATION

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of First Hartford Corporation (the “Company”) on Form 10Q for the quarter ending July 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I Stuart I. Greenwald, Treasurer, of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

1.    The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.    The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Stuart I. Greenwald Treasurer
 Stuart I. Greenwald Treasurer

December 12, 2003